SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 25, 2005

Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-31824	37-1470730

(State or Other Jurisdiction		(I.R.S. Employer
of Incorporation)	(Commission File Number)	Identification No.)

7200 Wisconsin Avenue, Suite 310
Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule l425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 25, 2005, First Potomac Realty Trust (the “Company”) entered into a Purchase Agreement with RREEF America, L.L.C. (the “Purchase Agreement”) in connection with the sale by the Company of 2,050,000 common shares of beneficial interest, $0.001 par value per share, of the Company (the “Shares”), at a price of $21.95 per share (the “Offering”). The net proceeds of the Offering, after deducting the estimated offering expenses, will be approximately $44.9 million. A copy of the Purchase Agreement is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

5.1	-	Opinion of Hunton & Williams LLP with respect to the legality of the common shares of beneficial interest being issued.

8.1	-	Opinion of Hunton & Williams LLP with respect to tax matters.

99.1	-	Purchase Agreement dated March 25, 2005, by and between RREEF America, L.L.C. and the Company

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST (Registrant)

Date: March 30, 2005
/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Hunton & Williams LLP with respect to the legality of the common shares of beneficial interest being issued.

8.1	Opinion of Hunton & Williams LLP with respect to tax matters.

99.1	Purchase Agreement dated March 25, 2005, by and between RREEF America, L.L.C. and the Company